Exhibit 99.1

Myers Industries Reports 2017 Third Quarter Results

Increased demand and operational improvements drive strong growth; Company raises full-year outlook

November 7, 2017, Akron, Ohio - Myers Industries, Inc. (NYSE: MYE) today announced results for the third quarter ended September 30, 2017.

Third Quarter 2017 Business Highlights

•	Net sales increased 8.6% (or 8.1% excluding currency fluctuation) compared to the third quarter of 2016

•	Gross profit margin of 28.3% compared to 27.1% in the third quarter of 2016

•	GAAP net income per diluted share from continuing operations of $0.11, compared to $0.01 in the third quarter of 2016

•	Adjusted net income per diluted share from continuing operations of $0.11, compared to $0.04 in the third quarter of 2016

•	Generated cash from continuing operations of $12.5 million and free cash flow of $9.7 million

•	Company raises full-year net sales outlook to low single-digit growth vs. previous outlook of flat sales year-over-year

The Company reported net sales of $144.1 million, compared to $132.7 million in the third quarter of 2016. Gross profit margin increased 120 basis points to 28.3% as compared to the prior year quarter, primarily due to the higher sales volume and favorable sales mix, partially offset by restructuring expenses and higher material costs in the Material Handling Segment. Excluding restructuring expenses, gross profit margin increased 250 basis points to 29.6% as compared to the prior year quarter. Selling, general and administrative expenses increased by $3.8 million to $36.4 million, in the third quarter of 2017, with the increase in expenses primarily attributable to higher incentive compensation costs.

President and Chief Executive Officer Dave Banyard commented, “We are very pleased with the progress we are making towards transforming Myers Industries. Our third-quarter results continue to demonstrate the improved cash flow generation potential of our business. Strong revenue growth in the quarter was driven by improved demand in our food and beverage end market, as well as increased sales of fuel cans in our consumer market associated with the recent hurricane season. Lean initiatives implemented over the prior year resulted in operating margin expansion and stronger cash flow during the quarter, and we are pleased with our free cash flow of $31.0 million year-to-date as compared to $7.1 million last year. We will continue to pursue opportunities to grow our business in targeted niche markets, and we are well positioned for sustained improvements in long-term financial and operating performance.”

	Quarter Ended September 30,			Nine Months Ended September 30,
	2017	2016	% Increase (Decrease)	2017	2016	% Increase (Decrease)
	(Dollars in thousands, except per share data)
Net sales	$144,075	$132,676	8.6%	$428,081	$427,998	0.0%
Gross profit	$40,739	$35,918	13.4%	$122,025	$128,625	(5.1)%
Gross profit margin	28.3%	27.1%		28.5%	30.1%
Operating income	$7,111	$2,986	138.1%	$20,049	$15,281	31.2%
Income from continuing operations:
Income (loss)	$3,276	$424	—	$8,416	$2,772	203.6%
Income (loss) per diluted share	$0.11	$0.01	—	$0.28	$0.09	211.1%

Operating income as adjusted(1)	$6,998	$3,883	80.2%	$24,990	$27,278	(8.4)%
Income from continuing operations as adjusted(1):
Income (loss)	$3,336	$1,195	179.3%	$12,445	$13,563	(8.2)%
Income (loss) per diluted share	$0.11	$0.04	175.0%	$0.41	$0.45	(8.9)%

(1)	Details regarding the adjusted charges are provided on the Reconciliations of Non-GAAP Financial Measures included in this release.

Segment Results

Net sales in the Material Handling Segment increased 15.8% (or 15.1% excluding currency fluctuation) as compared to the third quarter of 2016. The increase in net sales was primarily due to increased volume in the Company’s food and beverage and consumer end markets. GAAP operating income was $10.3 million compared to $4.4 million in the third quarter of 2016. GAAP operating income in the third quarter of 2017 included a gain on the sale of an asset of $2.8M and restructuring and related charges of $2.3 million. Adjusted operating income was $9.9 million compared to $4.7 million in the third quarter of 2016. The increase in adjusted operating income was primarily the result of higher sales volumes, price, and a favorable sales mix, partially offset by higher material and compensation costs.

Net sales in the Distribution Segment declined 6.5% as compared to the third quarter of 2016. The decrease in net sales was primarily the result of the Company’s planned exit from a low-margin custom product in the Patch Rubber business. Net sales in the Myers Tire Supply business were down 1.2% compared to prior year as the organization continues to improve sales force effectiveness. Operating income was $3.2 million compared to $3.3 million in the third quarter of 2016.

2017 Outlook

The Company has revised its fiscal year 2017 outlook. The Company now anticipates that total revenue will be up low single digits on a constant currency basis in 2017 as compared to the prior year due to continued strength in the food and beverage and consumer end markets. This compares to the Company’s previous expectations for flat sales compared to the prior year. Capital expenditures are now expected to be in the range of $7 to $9 million, net interest expense in the range of $7 to $8 million, depreciation and amortization in the range of $32 to $34 million, and an effective tax rate (normalized) of approximately 36%.

Conference Call Details

The Company will host an earnings conference call and webcast for investors and analysts on Tuesday, November 7, at 10:00 a.m. ET. The call is anticipated to last approximately one hour and may be accessed at: (US) 833-233-3452 or (Int’l) 647-689-4129. The Conference ID # is 7289448. Callers are asked to sign on at least five minutes in advance. The live webcast of the conference call can be accessed from the Investor Relations section of the Company’s website at www.myersindustries.com. Click on the Investor Relations tab to access the webcast. Webcast attendees will be in a listen-only mode. An archived replay of the call will also be available on the site shortly after the event. To listen to the telephone replay, callers should dial: (US) 800-585-8367 or (Int’l) 416-621-4642. The Conference ID # is 7289448.

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP measures in this release. Adjusted net income per diluted share from continuing operations, income from continuing operations as adjusted, adjusted income per diluted share from continuing operations, operating income as adjusted, adjusted operating income, adjusted EPS, adjusted EBITDA and free cash flow are non-GAAP financial measures and are intended to serve as a supplement to results provided in accordance with accounting principles generally accepted in the United States. Myers Industries believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

About Myers Industries

Myers Industries, Inc. is an international manufacturer of polymer products for industrial, agricultural, automotive, commercial and consumer markets. The Company is also the largest distributor of tools, equipment and supplies for the tire, wheel and under vehicle service industry in the United States. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed “forward-looking”. Words such as “expect”, “believe”, “project”, “plan”, “anticipate”, “intend”, “objective”, “goal”, “view” and similar expressions identify forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company’s control that could cause actual results to materially differ from those expressed or implied. Risks and uncertainties include: raw material availability, increases in raw material costs, or other production costs; risks associated with our strategic growth initiatives or the failure to achieve the anticipated benefits of such initiatives; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; unexpected failures at our manufacturing facilities; future economic and financial conditions in the United States and around the world; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; and other risks as detailed in the Company’s 10-K and other reports filed with the Securities and Exchange Commission. Such reports are available on the Securities and Exchange Commission’s public reference facilities and its website at www.sec.gov, and on the Company’s Investor Relations section of its website at

www.myersindustries.com. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein. These statements speak only as of the date made.

Contact:

Monica Vinay

Vice President, Investor Relations & Treasurer

(330) 761-6212

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share data)

	Quarter Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net sales	$144,075	$132,676	$428,081	$427,998
Cost of sales	103,336	96,758	306,056	299,373

Gross profit	40,739	35,918	122,025	128,625
Selling, general and administrative expenses	36,391	32,617	105,560	103,087
(Gain) loss on fixed asset sales	(2,763)	315	(4,128)	383
Impairment charges	—	—	544	9,874

Operating income	7,111	2,986	20,049	15,281
Interest expense, net	1,785	2,015	5,545	6,087

Income (loss) from continuing operations before income taxes	5,326	971	14,504	9,194
Income tax expense (benefit)	2,050	547	6,088	6,422

Income (loss) from continuing operations	3,276	424	8,416	2,772
Income (loss) from discontinued operations, net of income taxes	(19)	(10)	(52)	(257)

Net income (loss)	$3,257	$414	$8,364	$2,515

Income (loss) per common share from continuing operations:
Basic	$0.11	$0.01	$0.28	$0.09
Diluted	$0.11	$0.01	$0.28	$0.09
Income (loss) per common share from discontinued operations:
Basic	$(0.00)	$(0.00)	$(0.00)	$(0.01)
Diluted	$(0.00)	$(0.00)	$(0.00)	$(0.01)
Net income (loss) per common share:
Basic	$0.11	$0.01	$0.28	$0.08
Diluted	$0.11	$0.01	$0.28	$0.08
Weighted average common shares outstanding:
Basic	30,266,838	29,849,005	30,149,818	29,682,798
Diluted	30,651,943	30,075,478	30,524,161	29,949,711

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

CONSOLIDATED GROSS PROFIT (UNAUDITED)

(Dollars in thousands)

	Quarter Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Gross profit as reported	$40,739	$35,918	$122,025	$128,625
Restructuring expenses and other adjustments in cost of sales
Material Handling Segment	1,879	—	7,077	—
Distribution Segment	—	—	—	—

Gross profit as adjusted	$42,618	$35,918	$129,102	$128,625

Note on Reconciliation of Income and Earnings Data: Gross profit excluding the items above in the text of this presentation and in this reconciliation chart is a non-GAAP financial measure that Myers Industries, Inc. calculates according to the schedule above using GAAP amounts from the unaudited Condensed Consolidated Statement of Operations. The Company believes that the excluded items are not primarily related to core operational activities. The Company believes that gross profit excluding items that are not primarily related to core operating activities is generally viewed as providing useful information regarding a company’s operating profitability. Management uses gross profit excluding these items as well as other financial measures in connection with its decision-making activities. Gross profit excluding these items should not be considered in isolation or as a substitute for gross profit prepared in accordance with GAAP. The Company’s method for calculating gross profit excluding these items may not be comparable to methods used by other companies.

MYERS INDUSTRIES, INC.

SALES AND EARNINGS BY SEGMENT (UNAUDITED)

(Dollars in thousands)

	Quarter Ended September 30,			Nine Months Ended September 30,
	2017	2016	% Change	2017	2016	% Change
Net Sales
Material Handling	$104,089	$89,911	15.8%	$310,343	$299,842	3.5%
Distribution	40,004	42,793	(6.5)%	117,836	128,248	(8.1)%
Inter-company Sales	(18)	(28)	—	(98)	(92)	—

Total	$144,075	$132,676	8.6%	$428,081	$427,998	0.0%

Operating Income
Material Handling	$10,325	$4,378	135.8%	$29,839	$26,152	14.1%
Distribution	3,179	3,301	(3.7)%	7,742	9,803	(21.0)%
Corporate	(6,393)	(4,693)	—	(17,532)	(20,674)	—

Total	$7,111	$2,986	138.1%	$20,049	$15,281	31.2%

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

OPERATING INCOME BY SEGMENT (UNAUDITED)

(Dollars in thousands, except per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Material Handling
Operating income as reported	$10,325	$4,378	$29,839	$26,152
Asset impairments	—	—	544	9,874
Reduction to contingent liability	—	—	—	(2,335)
Gain on sale of asset	(2,758)	—	(4,087)	—
Restructuring expenses and other adjustments	2,319	292	8,158	292

Operating income as adjusted	9,886	4,670	34,454	33,983

Distribution
Operating income as reported	3,179	3,301	7,742	9,803

Corporate Expense
Corporate expense as reported	(6,393)	(4,693)	(17,532)	(20,674)
Environmental reserve	326	605	326	2,155
CFO severance related costs	—	—	—	2,011

Corporate expense as adjusted	(6,067)	(4,088)	(17,206)	(16,508)

Continuing Operations
Operating income as reported	7,111	2,986	20,049	15,281
Total of all adjustments above	(113)	897	4,941	11,997

Operating income as adjusted	6,998	3,883	24,990	27,278
Interest expense, net	(1,785)	(2,015)	(5,545)	(6,087)

Income (loss) before taxes as adjusted	5,213	1,868	19,445	21,191
Income tax expense*	(1,877)	(673)	(7,000)	(7,628)

Income (loss) from continuing operations as adjusted	$3,336	$1,195	$12,445	$13,563

Adjusted earnings (loss) per diluted share from continuing operations	$0.11	$0.04	$0.41	$0.45

*	Income taxes are calculated using the normalized effective tax rate for each year. The normalized rate used above is 36%.

Note on Reconciliation of Income and Earnings Data: Income from continuing operations as adjusted and adjusted earnings per diluted share from continuing operations are non-GAAP financial measures that Myers Industries, Inc. calculates according to the schedule above, using GAAP amounts from the unaudited Consolidated Financial Statements. The Company believes that the excluded items are not primarily related to core operational activities. The Company believes that income (loss) excluding items that are not primarily related to core operating activities is generally viewed as providing useful information regarding a company’s operating profitability. Management uses income (loss) excluding these items as well as other financial measures in connection with its decision-making activities. Income (loss) excluding these items should not be considered in isolation or as a substitute for net income (loss), income (loss) before taxes or other consolidated income data prepared in accordance with GAAP. The Company’s method for calculating income (loss) excluding these items may not be comparable to methods used by other companies.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(Dollars in thousands)

	September 30, 2017	December 31, 2016
Assets
Current Assets
Cash	$4,511	$7,888
Restricted cash	8,650	8,635
Accounts receivable, net	88,278	73,818
Inventories	48,972	46,023
Other	2,881	4,787

Total Current Assets	153,292	141,151
Other Assets	128,181	129,051
Property, Plant, & Equipment, Net	91,934	111,482

Total Assets	$373,407	$381,684

Liabilities & Shareholders’ Equity
Current Liabilities
Accounts payable	$61,990	$48,988
Accrued expenses	36,330	30,324

Total Current Liabilities	98,320	79,312
Long-term debt, net	158,010	189,522
Other liabilities	7,616	9,235
Deferred income taxes	11,729	10,582
Total Shareholders’ Equity	97,732	93,033

Total Liabilities & Shareholders’ Equity	$373,407	$381,684

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Nine Months Ended September 30,
	2017	2016
Cash Flows From Operating Activities
Net income	$8,364	$2,515
Income (loss) from discontinued operations, net of income taxes	(52)	(257)

Income from continuing operations	8,416	2,772
Adjustments to reconcile income from continuing operations to net cash provided by (used for) operating activities
Depreciation	16,758	18,465
Amortization	6,764	7,428
Accelerated depreciation associated with restructuring activities	2,018	—
Non-cash stock-based compensation expense	2,873	2,804
(Gain) loss on fixed asset sales	(4,128)	383
Deferred taxes	101	(1,985)
Accrued interest income on note receivable	(983)	(948)
Impairment charges	544	9,874
Other	29	(338)
Payments on performance based compensation	(1,010)	(1,794)
Other long-term liabilities	(140)	(431)
Cash flows provided by (used for) working capital
Accounts receivable	(12,754)	1,057
Inventories	(2,490)	7,349
Prepaid expenses and other assets	1,696	484
Accounts payable and accrued expenses	18,416	(26,520)

Net cash provided by (used for) operating activities - continuing operations	36,110	18,600
Net cash provided by (used for) operating activities - discontinued operations	—	—

Net cash provided by (used for) operating activities	36,110	18,600

Cash Flows From Investing Activities
Capital expenditures	(5,128)	(11,490)
Proceeds from sale of property, plant and equipment	8,075	194
Proceeds (payments) related to sale of business	—	(4,034)

Net cash provided by (used for) investing activities - continuing operations	2,947	(15,330)
Net cash provided by (used for) investing activities - discontinued operations	—	—

Net cash provided by (used for) investing activities	2,947	(15,330)

Cash Flows From Financing Activities
Net borrowing (repayments) on credit facility	(31,397)	4,440
Cash dividends paid	(12,230)	(12,143)
Proceeds from issuance of common stock	2,524	2,582
Excess tax benefit from stock-based compensation	—	139
Shares withheld for employee taxes on equity awards	(273)	(925)
Deferred financing costs	(1,030)	—

Net cash provided by (used for) financing activities - continuing operations	(42,406)	(5,907)
Net cash provided by (used for) financing activities - discontinued operations	—	—

Net cash provided by (used for) financing activities	(42,406)	(5,907)

Foreign exchange rate effect on cash	(28)	831

Net increase (decrease) in cash	(3,377)	(1,806)
Cash at January 1	7,888	7,344

Cash at September 30	$4,511	$5,538

MYERS INDUSTRIES, INC.

RECONCILIATION OF FREE CASH FLOW TO GAAP NET CASH PROVIDED BY

(USED FOR) OPERATING ACTIVITIES – CONTINUING OPERATIONS

(UNAUDITED)

(Dollars in thousands)

	For the Nine Months Ended
	September 30, 2017		September 30, 2016
Net cash provided by (used for) operating activities - continuing operations	$36,110		$18,600
Capital expenditures	(5,128)		(11,490)

Free cash flow	$30,982		$7,110

	YTD September 30, 2017		YTD June 30, 2017		QTD September 30, 2017
Net cash provided by (used for) operating activities - continuing operations	$36,110	-	$23,634	=	$12,476
Capital expenditures	(5,128)	-	(2,345)	=	(2,783)

Free cash flow	$30,982	-	$21,289	=	$9,693

Note on Reconciliations of Cash Flow Data: Free cash flow is a non-GAAP financial measure that Myers Industries, Inc. calculates according to the schedules above using GAAP amounts from the unaudited Condensed Consolidated Statement of Cash Flows. The Company uses free cash flow as well as other financial measures in connection with its decision-making activities. The Company’s method for calculating free cash flow may not be comparable to methods used by other companies.